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Exhibit 99.2

NEEDHAM 6TH ANNUAL GROWTH CONFERENCE

Z-TEL TECHNOLOGIES INC.
D. GREGORY SMITH
CHAIRMAN, PRESIDENT & CEO

MR. GROVER: Okay, why don't we go ahead and get started; a little bit late here. I'm Vik Grover, I cover Communications Services. It's my pleasure to introduce Z-Tel; the ticker is ZTEL. We have a hold on the stock, though there are some very interesting things going on. In fact, the company just issued a press release talking about the quarter, and their Next Generation network strategy. It's my pleasure to introduce Gregg Smith, CEO.

MR. SMITH: Thanks, Vik. I thought what I would do today is talk a little bit -- I know people are pretty conscious of what UNE-P is. I'm going to just quickly scan a little bit about -- for those of you who don't know about Z-Tel - run a couple slides on that, where we are, and then talk about how disruptive VoIP is and why we're so excited about doing it, and what some of the economic models are that underlie it. So without further ado, let me go ahead and get started.

We started -- I'm probably the -- laughing the other day - I think I may be the only CLEC CEO who started a company who's still running it. Did that about 6 years ago, and me and another guy started the company, and we're up to about 1200 employees. We've always come at telecom from a technology viewpoint, mostly on a software side. So when UNE-P showed up, we took all our enhanced services we built and we could sell it to customers as part of bundled phone service. But

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we've always looked at it as a transition network architecture, and have always had a group working on VoIP and IP and things like that. And so, since my first 50 employees were engineers, I still have most of the same 50 and I've got 125 now. So we're very unlike probably some of the other CLECs that people look at. And we've built a very robust back office and front office. And so today, we do a lot of work for -- we were actually the original software and OSS behind
MCI's Neighborhood and today we do Sprint's Complete Sense product, where you can walk into any Sprint store today, order local telephone service along with a wireline phone, or your wireless phone. That stuff all runs on our servers and runs through Z-Tel.

We're a $300 million a year run rate business, and we've been EBITDA positive for seven quarters straight; we have very little debt; so it's a neat little company. We've sort of got it up -- it has made it through all the rocks. But I think our best years are ahead, and I'm going to show you little bit about why I think so.

Quickly, where's Z-Tel today? [Moving from] UNE-P to VoIP, it's inevitable, it's the way to go; It's a complicated model, and I'm going to spend a little time showing it to you, and then let you ask some questions. What you tend to think of - and I'm going to repeat this a few times - is if I went and asked my wife about it, or my kids, they'd say a Voice-over-IP means a free call. It's actually a lot more complicated than that, and actually I will show you that in a few minutes. It's really going to be compression, and how many lines you can jam onto one pipe. And then second, it is all the new things we can do with the service.

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Quickly just looking at our financials for the last quarter, influenced by the
Sprint line growth on us, but basically, we've been pretty much sort of Groundhog Day; you know growing the business; growing the top line. I've been investing, I've been stubborn as heck about investing in R&D and Next Generation network architectures, and so as a result, our operating income has sort of stayed right around somewhere in this type of range. We've been driven by cash. We actually have been fortunate - we have never took any term debt of any consequence. As you can see, we're almost going to be [] paid off by July of all the debt service. But the tight cash flow and tight cash position capital resources have made us really sort of grow flat. So I haven't been able to grow very quickly, but what I've certainly done is in the middle of the income statement, is taking those expenses on R&D and development, and worked on moving past UNE-P. Today, just to give you quick value, we're a $300 million a year company with a $200 million market cap. So there are 35 million publicly traded shares at 238. And then what most people get all hung up on - and we'll be able to talk about that in the breakout - is our preferred stock - the middle layer of the company. But that's, I think, going to be taken care of this year.

Big changes. Now, I guess everybody knows, it's really not the economics per call, and I think when you look out there - I'm in the business, and I don't know how the other people do it. I was at a consumer electronics show yesterday, flew in here, the amount of stuff going on between broadband access, equipment at the edge, the different business and economic models is pretty staggering. If you're in it even, it's a tough thing to wade through. But what's happening is, finally, like someone said the other day, we've been talking about this for five or six years, in 10 years, but the drip, drip drip of stuff, finally it adds up; that last speck of sand gets on top and it pushes

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everything over. And that's really what's going to happen today, and I'm going to show you a couple of examples why.

The other thing you have is when you take local number portability, both on wireless and wireline, and you can make sure that that phone number, when I dial your phone number, it doesn't have to ring, it doesn't have to first go to your phone. It can go to an intelligent piece of hardware and software in the middle, and that's very disruptive in its own right and I'll show you a couple of examples why that works. So what happens is, a lot of people just talk about transport costs, they talk a little bit about local number portability, they think about this, they think about that. But when you take all the changes and you add them up all together, it's disruptive as hell and it's pretty exciting stuff if you're in my shoes.

[Hey] VoIP means free phone calls, right? And you see [Vantage] and they're saying "Oh, it's free access, and it's free from regulatory, and it's free from all these other kind of things." And I think that's actually true. It's obviously true. If they've got 80,000 customers, it's working then. But it's really about leveraging access facilities, and I'm going to show what that means in a minute. If you look at Telecom and you look five years ago, everybody would say, "What's the average revenue per line?" And then, "What's your average price per minute?" The very first thing everybody waded through was they a realized the price per minute didn't mean much, because it went away. Now what you're going to see is you're going to see in the local model, when my dentist says he has to have six phone lines because he can remember the time that he had a busy signal, when he bought that sixth phone line, it cost him $60 per month per line. What VoIP does is get rid of all that. Okay? and what it's going to be, almost like data, it's just going to be the bandwidth and you

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can dynamically allocate it among all those things, and that's going to change and drive core economics everywhere.

To give you a quick example, one we can all relate to. A 10 person law office today has 10 phone lines, a fax line, DSL, has long distance, local service. I didn't quantify what the [dollar] is for the receptionist is, but that's there. So on a monthly basis, they're spending about $1200 a month for all that stuff. They're sending some of the money to Verizon, they're sending some of it to AT&T, they're sending some of it maybe to Covad, whatever. But basically what you've got is about a $1200 a month service package. And if you think about their back office, what they have is 10 little phone lines running in into a jack, and the way it works. Here's what you do with VoIP. We go an install what we call an integrated access device into the law office. Out of the back of it, they just plug in their regular old phone pone service. At the front of it, what we invest is about $1500 and we buy what we call an EEL which is a T1 that can be from anybody really. It can be from Covad, it can be from WorldCom, it can be from Sprint. It depends on who touches that building, who touches that place. But, basically what you do is you buy that, and to give you an idea - and the ILECs have to sell it to you as well. In Atlanta, that's $62 for the EEL. So what you do is you take those 10 phone lines that today are $45 apiece for that customer, and you've bought all 10 for $62. But you've done more than that. You've given them a full 1.5 megabyte bandwidth to their internet. So the first person that walks in the morning and turns on their PC doesn't have 384 DSL anymore, they've got 1.5 meg. And what that integrated access device does is it actually can determine when people are on the phone, versus when they're on the PC. So five years ago when people tried this, what happened was they couldn't tell the difference between a yahoo screen, an AOL screen or a

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phone, and people would get mad because the phone quality was terrible. First of all, that EEL is a private pipe; it's not the public Internet. Second of all, the edge devices are a lot smarter.

So here's what happens for the consumers. We go in to that law office, get a two-year agreement, put in the $1500 box, order the EEL. The very first thing we do is turn up the internet, and if it's working at the 1.5 megabytes. The second thing we do is put in a change order and we move, because of local number portability, all 10 of those phone numbers over to our EEL. We then disconnect the 10 phone lines to the ILEC. The Bell company thinks UNE-P is bad. When 10 times 50 is $500, what they used to get out of this guy. Then under UNE-P they got $26. Now they just went down to 60. Okay? So that's the kind of cost curve, price curve you're going to see hit VoIP. The law office comes out better. You can argue in UNE-P, you can say "Well, you know, UNE-P, so what the customer, yes, they get a lower price, but do they get a qualitatively better service?" Guess what? They just got one. They get a bill for $800. They've got a full 1.5 meg internet access. Basically, most small businesses today are still in the 200, 300k. So, you know, they're going to notice right away, they're five times faster.

We layer on top of all our stuff, our personal voice assistant. So, you can pick up the phone and say, "Call Greg Smith on his call phone," or you pick up the phone and you could say, "Send Rick Smith an e-mail," or "Make a conference call." And I can show you all that kind of stuff, you're more than welcome to get it. but we've been building all this stuff, and all the stuff we build is really an IP application that sits right on top of this. And we kept building it, even when the stock went from 50 to 1, and from 1 to 50 cents. We stubbornly kept at building this stuff and built some really cool things are all IP based. As a matter-of-fact, that's what you're screen would look like for

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a business user. I'm not going to go through it all, but it's going to be coming out in March. It has instant messaging presence [already] built in. So I can look on there, make a call, find out if you're in a meeting, look at your calendar. It's really where an ASP model, merging with Internet - it's really taking telephony and making it an Internet business model. In fact, I'm going to try to go beat the heck out of Outlook. I want you to look at my screen all day instead of theirs.

So compression, if you think about it, for any small/midsize business, anybody that has multiple lines, is really looking to drive the economics. You've got an economic model - and I always like a business plan [where] I have better products at a better price that's easy to explain. So the law office, the small mid-sized business, you're right there. What people don't realize is that looking at some recent research, where people think the Bells, [sorry] the cable companies and the [] are only going to lose 6 or 7% of market share. Let me show you what happens in an apartment complex. An apartment complex - 40% of the U.S. lives in them. Could be condos, could be anything else. You join the same EEL to the building. So for $62, I can support about 10 to 20 customers, depending on how much internet access we want to give them. So, I will go into an apartment complex, give the owner $10 a month per unit, sell to the consumer $69 - unlimited local LD and broadband, and probably wi-fi in the common areas, for $69. The Bell company today is about $90, $95. So, the key thing is, what you do is you look any place where there's multiple lines, VoIP is going to win. Most people, about this stuff, think about the suburb and Delaware, where there's a track house out in the middle, and they say "Gosh, I guess the only people who are going to get there are the cable company or the telephone company." Vantage are showing that's not true, and I'll show you in a minute why it's not either.

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The thing that people tend to think of, they tend to get very carrier-centric.
But what's going on out there in the marketplace is all the guys with all the money - Cisco, Intel, Microsoft, everybody else - are going to build these edge devices to where they're so good that you can't help it. If you take that box today at Linksys that is a wi-fi router, it has a firewall, it has everything else on it, it's cable-ready; I could actually give that to a customer, tell them to unplug their cable modem, and get our phone service. Because their cable, it will do everything that the box will do, and it will be certified by the carrier. So most people tend to think that cable guys are going to be able to keep all these smart little companies like us out. The problem is all the guys that are making the gear are making it to where we can get in. So, that's the exciting part when you're sitting in our place. It's taken us a long time to go figure out all this stuff, how the economics work, how to make things work, but it's really going to be an exciting time here in the next couple of years.

And, we get to put our Personal Voice Assistant stuff on top of it. And basically, for those of you that - I just sort of ran through it - I don't remember phone numbers anymore; I call people. It remembers that whole thing for me. Today, 35% of our customers use this. So it's been a great differentiator for us on just plain old UNE-P. Here's a problem if you're in UNE-P though: UNE-P, I've got to let the phone rings four times, or you've got to pick up the phone and hit 0 0, or I've got to detect a busy signal before I know what's going on. With VoIP, when you pick up the phone, you come right to me. I can say, "What do you want to do?" You won't have a dial tone; I'll just say, "What do you want to do?" And you just say, "Call and get a pizza." Place the call, and it's done. So, this stuff is all coming this year. And it's here now, and I think that's the exciting part in what we're doing. And the [] offering [], you know, from price, performance, ability to configure, ability to deliver, I've got no problem with us getting, you know, bringing that [right past] today

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where it is at 500,000 lines, including the ones we [may have] for Sprint. I like our chances. How we can't sell a bunch of this, I've got no idea.

And private telephony, there's a whole lot of things to do, and I think all of us have been sort of burned-out. Here's what the research says - and I actually believe this; I think it's just intuitively obvious. Consumers and businesses won't spend a penny more for communications than they do today. You're not going to tell them to spend more, but you can get them to switch, okay, for more value, for more -- so they're going to take - what it shows is 2% of take home pay goes into voice communications. So as wireless prices drop, they got a cell phone for junior. As wireless prices drop, they got one for the wife, the husband or whoever it is. But they don't cut their spending; they just try to get more for it. So what we have, using this kind of paradigm, is the ability to deliver a lot more and to get a lot more results. So, people will switch; it's not quite as inertia as people think.

Other applications are going to ride VoIP, too. This is the [Vige] type model. It's basically what I just explained, where you actually take a box, you give it to the customer, you basically [explain] your own broadband. We're just going to have a product that's going to do so much more than -- I can say make a conference call, call my soccer team, and tell my soccer team practice is moved, and our smart stuff will deliver that message out to everybody. And so the advantage of this is all of this is going to be there, driven by voice rec or driven by Web, and actually hosted by Z-Tel.

Most things on wireless, local number portability - and local number portability that people don't think about. Okay, I think all the results for Q4 show that this hasn't been a big driver of churn and

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all this other kind of stuff, but I think it's just because people haven't figured everything out it. How many people in here get too many calls on their cell phone? Where, people know their cell phone numbers -- I've got guys in my office who I watch them sit at their desk and their cell phone rings. Here's what happens if you have a media gateway using VoIP. I can port that wireless local number over to our media gateway. So Doug Jackson, my marketing guy, at 340 9761 - I don't even know his extension at work. What will happen is I will dial 340 9761, it will go to the media gateway, and the media gateway knows that Doug is sitting at his desk. So instead of ringing his cell phone, I can ring his office phone, or cooler yet, I'll just ring his PC. It will come right up on his PC, the earbud on there will go "Hey, I see it's Greg Smith calling," he'll just click on it, and start talking to me. This stuff is here in '04. It's because all the stuff has been built, and really local number portability is a lot more important than people think. Right now, I can take anybody's number and put it anywhere. You've got to have a back office that allows you to do it, and you've got to be able to do things, but you can move numbers around, you can do a lot of things that you couldn't get several years ago, and the cell phone, I think, is a much more important part.

Why are we in such a good spot? I told somebody the other day, I said, "You know, the problem about starting the company 6 years ago, we built a great cell phone company; it just turned out nobody wanted one." You know, handling a billion call detail records a month, handling all the billing of traffic, the provisioning, customer service, all the hard stuff is adjunct. The guys who are building the front-end stuff - the VoIP, and how to build the integrated access device, I mean all that stuff is hard too. But what we really have is, I've got an engine in the back, but today I do it seamless for Sprint, a couple thousand orders a day, we do everything we need to; we've got our own customers; so while this is a different paradigm, moving into VoIP, the back office stuff is

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very adaptable to making it work. So compared to somebody - I always use the joke that if Verizon were having a meeting about offering a new price plan, they'd have to have everybody show up from orders, sales, marketing, repair, provisioning, billing, everything else, because they're all separate systems. Z-Tel, they're all one system. So if I want to change or configure a product, build a product - that's why Sprint picked us, because they can come out with a product today if they want, okay, and they can use that and we'll seamlessly provision it.

If you think about VoIP, what you really want to - and I listened to Ed on the talk and I happen to agree with him - for sure, you want to talk to the customers, [consultive] sale, what do you want? What is your communications problem? More people calling you on your cell than you want? You want to block those calls? You want the ultimate privacy manager? All sorts of kind of things, and to the extent that you can build that, you can build them a product that just can't be beat. I can show you all this, but this is the $100 million in R&D we've spent over the last four or five years, building all this stuff, making a client server. I used to be able to explain all of it; my CTO can do a much better job of it. But it's getting to be time where you don't have to look at it everyday and it's really working well. And along with leading edge services that are finally getting recognized in the marketplace. We are now in CompUSA; we're in the DataVision here in town, we're starting to get some major retailers, starting to talk about bundling opportunities with headsets, with telephones, and the like. And what you're going to see I think is how you bundle things and how you bring them to the consumer. The consumer will never probably know whether it is Voice-over-IP, or just plain old telephone service. They don't care. But they would like, in VoIP - in my house, if you dial 250 2800 in Tampa, when it rings, it's not going to ring in house, it's going to first go to Media Gateway, and it's going to say, "Who do you want to talk to?" And when it says Carol

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James, it's going to ring the phone one way which is for my wife. When it's for one of my four kids it's going to ring another way. And when it's for me, which will be very infrequent, it will probably say, "He's not home." But the trick is, this stuff is happening, and what you really - you dis-intermediated the phone network. Access, all the smarts, all the support systems are here. And we just announced an hour ago, that we just [bought] our first [2] media gateway from [SouthSwitch].

Here's another unbelievable thing about five years ago from today. Five years ago if I was a CLEC, and I was Allegiance, say, and I'm not picking on Royce Holland, but the business plan would be that I would have to go Atlanta and I would have to go in all these end offices to get enough market share to do it. So I'm looking at $20 million to get into Atlanta. $10 million in gear. Then I've got $10 million of lose-your-ass costs on sales guys not showing up, selling the wrong thing, my gosh, then the Bell company comes in, and you can't make the numbers work. My cost for putting in a media gateway in Atlanta is less than $400,000. I've got to put $600-$1,000 in an [I AD] for every customer I sell. But when that customer puts it out, it goes in it. So it brings the break even point down to a couple thousand [lines] in Atlanta. We can do the whole country. What makes it even more unbelievable is, because everybody's built all these long haul networks - in Tampa, for example, [I`m going to do a] media gateway, but it'll serve Orlando, Tampa, St. Pete, Clearwater, Fort Myers, Naples, and when it fills up, it's []. Because you're going to buy network from Tampa to Naples for $300 a month. You can't afford to put another box down there. Why bother? So when you look at it, it's 176 [ladder], probably you've put in 50 boxes, you've probably got - So, what's happened is all these pieces that people have built haven't been a total loss in telecom. What's happened is the people who can assemble the pieces are probably going to come out ahead and that's why I'm pretty excited about this year. Any questions I'd be happy to answer.

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AUDIENCE MEMBER: How long do you foresee hitting break-even?

MR. SMITH: On just a pure earnings basis?

AUDIENCE MEMBER: Yes.

MR. SMITH: Depends on how much money I want to spend on R&D. I'm going to build a company. I own 17% of it. I'm not in here for '04. I'm going to try to hit quarterly numbers and stuff like that, but I'm going to get us to here. I started to do this. I'm so stubborn and that's what we're going to do.

AUDIENCE MEMBER: Can you expand a little bit on the preferred [] earlier you were []

MR. SMITH: [] chairman has... There's three classes of preferred. It's been costing 1.3 million a month in dividends, that we now accrue. So basically what happens is, you've got to make about $4 million EBITDA a quarter for the common stock to have any value. You know, in a sense that's sort of how you look at. What happens is a lot of it's already in the money - one of the three is already in the money; the others are about 6-8 bucks, so if the stock moves up
- they're all lone-term holders - they will want to convert to common. I've got
4.5 years before any of them come due, so it's not an overhang as far as I've got to start getting cash to pay off my investors. It's just more, people look at the balance sheet, and they go "Gosh, the common stock isn't worth much because $140 million of the $210 million market cap is in preferred." I'm just telling you, I think if I were to

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do anywhere close to what I think I'm going to do, preferred is a nonissue. And
I've got preferred shareholders that like us, that support us through taking it down. But basically it is a convertible preferred, 56 million of it is at $8.03, the other stuff is about $7, about 50 of it; and the rest of it's at $2. So the $2 stuff is already in the money, particularly included the warrants. That's a long answer. I'd be happy to go through it with you.

AUDIENCE MEMBER: Are you not concerned with market penetration of big corporations, particularly, Verizon, Sprint, []?

MR. SMITH: Here is an analogy I use. The Bank of Tampa in Tampa, Florida has 5% market share. That's extraordinable. Let me get 5% in every city by beating their brains in with a service package and stuff they can do, because I don't need -- what I think happens is - what you're watching here, is you're watching where scale doesn't matter that much. It's more about - and [Sineberg] would tell me I am crazy - I'm telling him, look, it's who can tell customers, configure services, put equipment out there, run it profitably and deliver a good service. If you're buying my stock today at 200 million, I don't need to get 20% of the market share in the US for you to make a lot of money, and me either. I want to be the Bank of Tampa, instead of Bank of America. We're going to out-local the []. I'm actually thinking about doing a franchise model, basically where you can be Phoenix cell phone company and you use all our stuff. For less than $100,000 a month, you get eight sales guys, go out there either and beat your brains in. I know in Tampa I can sell enough to fill up a media gateway on the first [], because I know them. I think that's what you're going to see. I think you're going to watch a huge -- I'll tell you what doesn't work. What doesn't work is throwing a lot

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of money in TVD and watching people call in your call center, who all they're doing is trying to run away from a bill. I'm getting a little jaded now with age. Yes sir.

AUDIENCE MEMBER:  [inaudible]

MR. SMITH: Look, what we can also do is we can also go to a company like Level 3, for example, and get access everywhere we don't have gear. It's not quite as lucrative, but you can do, just like an LD, like the old WilTel days, where you had to use WilTel till you get up and up and up, and then you put in your own gateway. You'll see us do that. I'm going to be effectively nationwide this year.

AUDIENCE MEMBER: By March?

MR. SMITH: Not March. I'm working on it though.

AUDIENCE MEMBER: [inaudible]

MR. SMITH: It works better for me if they are, because it gets all the [] out of the business. Because we already do 911, we can do [courier], we do all the stuff that - you know, [pay] or the like. What I just want to do is be able to disintermediate -- you know, a Bell company is a vertical model. You can't buy pieces from them [invariable]; they want you to. And what they're doing now is [EEL] [] but then you've got to have EELS, which are these local transporters. All this stuff is so techie, I don't know how anybody keeps up. I've got 6 six lawyers in my office that keep me informed, but

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basically what happens, the [Bell] companies in some ways are being idiot by keeping switching prices high, they're making me go this way faster. And so, all right, we'll go. And what you want to say is, if they were smart, they'd keep dropping the prices a little bit on UNE because then I wouldn't have to [weigh] out the cap ex, and learn how to do all that. But, once we go, we're not going back. We've tried to get AIM, which is that call control stuff, where when you pick up the phone you say, -- I've got all the voice rec and all that [] - but you can pick up the phone and say call Dominoes and order a pizza, you should be able to do that from the Bells using AIM. AIM is supposed to be provided to us. We've got a lawsuit and all sorts of stuff on it, but they'll never provide it. The reason is because they know then that let's all the smart little leeches like us go in an offer a service they can't compete with. So they fight you, they fight you, they fight you. Well, guess what? What they didn't really count on is the Cisco's of the world, the people building [Ziad], Intel, they're not going to sit and wait. You go out to CES today and you walk around - I was out there yesterday - it's unbelievable. The network coms, the smart stuff, it all has to come from having smart communications. So they try to go sell it to the Bells; the Bells say "No, we'll do that - that's in the [] of the curve deployment in 2011!" You know, Chambers is not going to wait. So, they just keep doing that stuff and they make it easier finally for us. I've got 5 Cisco people sitting in my office every day. I'm a $300 million a year business; they can't possibly make any money on us. But, they need to get some people out there breaking the ice, and I think that's what's going on. And I think the press actually has got this one a little bit right. Thanks.

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